Exhibit 2

PROTOCOL AND JUSTIFICATION OF THE MERGER OF TELE NORTE LESTE PARTICIPAÇÕES S.A. INTO BRASIL TELECOM S.A.

TELE NORTE LESTE PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, Rua Humberto de Campos 425, 8th floor - part, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 02.558.134/0001-58, represented herein as set forth in its corporate by-laws (“TNL”);

and BRASIL TELECOM S.A., a publicly-held company with head offices in the City of Rio de Janeiro, Rua General Polidoro, No. 99, 5th floor/part – Botafogo, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 76.535.764/0001-43, represented herein as set forth in its corporate by-laws (“BRT”);

TNL and BRT, together called simply the “Parties” or “Companies”.

WHEREAS:

(i)	BRT is a publicly-held company that is a direct subsidiary of Coari Participações S.A. (“Coari”), whose purpose is to provide telecommunications services and perform other activities that are necessary or useful for the provision of such services, in compliance with the concessions, authorizations and permits granted thereto. When pursuing its purpose, BRT may acquire third party assets, goods and rights in its net equity, as well as: (i) hold stakes in the capital of other companies, provided that it complies with the Brazilian national telecommunications policy; (ii) establish wholly-owned subsidiaries in order to perform activities encompassed by its purpose, when decentralization is recommended; (iii) undertake the importation of goods and services required to perform the activities encompassed by its purpose; (iv) provide technical assistance services to telecommunications companies performing activities of common interest; (v) undertake activities related to studies and surveys fostering the development of the telecommunications sector; (vi) execute contracts and agreements with other companies providing telecommunications services or any persons or entities, in order to ensure the operation of the services, without adversely affecting its duties and responsibilities; and (vii) perform other similar activities or activities correlated to its corporate purpose;

(ii)	TNL is a publicly-held company that is the direct controlling shareholder of Telemar Norte Leste S.A. (“TMAR”) and the indirect controlling shareholder of BRT, whose purpose is (i) to exercise the control of fixed telephone public utility companies in Region I referred to in the General Concession Plan approved by Decree No. 2,534, dated as of April 2, 1998; (ii) to promote through controlled or affiliated companies the expansion and set up of fixed telephone services in their respective concession areas; (iii) to promote, carry out or direct the funding, from domestic or foreign sources, to be invested by the Company or by its controlled companies; (iv) to promote and encourage study and research activities aiming to develop the fixed telephone segment; (v) to provide through controlled or affiliated companies skilled technical services related to the fixed telephone area; (vi) to promote, encourage and coordinate through its controlled or affiliated companies the education and training of personnel necessary to the fixed telephone segment; (vii) to carry out or promote the importation of goods and services to or through its controlled and/or affiliated companies; (viii) to exercise other activities similar to related to the purpose thereof; and (ix) to hold stakes in the capital of other companies;

(iii)	On May 24, 2011, the Parties, together with TMAR and Coari (collectively, the “Oi Companies”) disclosed a Statement of Material Fact to the market in which they announced approval by the prior meeting of the shareholders of TNL’s parent company Telemar Participações S.A. (“TmarPart”), of instructions to the managements of the Oi Companies to conduct studies and take the steps required to implement a corporate reorganization of the Oi Companies, consisting of (i) the share exchange between TMAR and Coari, (ii) the merger of Coari into BRT, and (iii) the merger of TNL into BRT (collectively, the “Corporate Reorganization”);

(iv)	Given that the Merger (as defined below) is a transaction between a controlling shareholder and its subsidiary, the managements of TNL and BRT have constituted independent special committees, pursuant to and for the purposes of CVM Guideline No. 35, in order to analyze and negotiate the conditions of the Merger and submit its recommendations to the Boards of Directors of the companies;

(v)	On August 1, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Independent Special Committees of TNL, TMAR and BRT had provided recommendations to the Boards of Directors of the Oi Companies with respect to the exchange ratios in connection with the Corporate Reorganization. On August 17, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Boards of Directors of the Oi Companies had determined the exchange ratios applicable to the Corporate Reorganization;

(vi)	The Oi Companies have extremely complex shareholder bases, which are currently dispersed among three publicly-traded companies with a total of seven different classes of publicly traded shares; and

(vii)	The Corporate Reorganization is intended to simplify the corporate structure and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies;

Being in full and fair agreement, the Parties hereby execute this Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A. (“Protocol and Justification”), in compliance with Articles 224, 225, 227 et seq. of Law No. 6,404/76 (the “Brazilian Corporation Law”), under the following terms and conditions.

CLAUSE ONE – PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The Proposed Transaction consists of the merger of TNL into its subsidiary BRT, transferring all the assets of TNL to BRT, which will become the successor of all the goods, rights and obligations of Coari, pursuant to Articles 227 of the Brazilian Corporation Law (the “Merger”).

1.2. Justification of the Merger. The Merger is one of the steps of the Corporate Reorganization, the purpose of which is to simplify the corporate structure and governance of the Oi Companies, eliminating operating costs and overhead while enhancing liquidity for all shareholders of the Oi Companies. Furthermore, the managements of TNL and BRT believe that the Merger furthers the best interests of their shareholders, particularly through (i) consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad; (ii) simplifying the capital and corporate structures of TNL and BRT, reducing administrative costs; (iii) aligning the interests of the shareholders of TNL and BRT; (iv) enhancing the liquidity of the shares issued by BRT; and (v) promptly eliminating the costs of separate listings of the shares of TNL and BRT, as well as costs arising from separately complying with the public disclosure requirements applicable to TNL and BRT.

CLAUSE TWO – INDEPENDENT SPECIAL COMMITEES

2.1. Pursuant to the provisions of CVM Guideline No. 35, the managements of TNL and BRT each constituted an independent special committee to analyze and negotiate the conditions of the Merger. After independently analyzing and discussing the conditions for the Merger, based on the documents and information provided by the management of the Companies and other data publically available regarding the Oi Companies, and in compliance with the information examined and discussed with Banco BTG Pactual S.A. and Banco Itaú BBA S.A., the independent financial advisors engaged to provide assistance with respect to the analysis of the Merger by the TNL and BRT Independent Special Committees, respectively, the Independent Special Committees presented their conclusions to the management of the Companies, concluding that the following exchange ratios represent an appropriate appraisal of the value of the Companies and is fair for the Merger.

Original Share/Share to be distributed	Exchange Ratio*
TNLP3/BRTO3	2.3122x
TNLP4/BRTO4	2.1428x**
TNLP4/BRTO3	1.8581x**

*	The exchange ratios disclosed in the table above are not cumulative, as set forth in Clause 3.1.
**	The exchange ratios for TNLP4/BRTO4 shares and TNLP4 /BRTO3 shares shall comply with the provisions established in Clause 3.1.2.

2.2. In order to comply with the legal limit for the division of share capital between shares with and without voting rights, the exchange ratios recommended by the independent special committees shall be adjusted, so that the holder of each TNL preferred share will receive in exchange both common and preferred shares of BRT, as provided in the following Clause.

CLAUSE THREE – NUMBER, TYPE AND CLASS OF SHARES TO BE DISTRIBUTED TO TNL SHAREHOLDERS

3.1. Number, Type and Class of Shares to be Distributed. As a result of the Merger, BRT will distribute 2.3122 common shares of BRT in substitution for each outstanding common share of TNL, and 0.1879 common share and 1.9262 preferred share of BRT in substitution for each outstanding preferred share of TNL (the “Exchange Ratios”).

3.1.1. Distribution and Redemption BRT Shares Prior to the Merger. At the extraordinary general shareholders’ meeting of BRT called to consider and approve the Merger, BRT will propose the issuance of redeemable stock of BRT to be distributed exclusively to BRT shareholders prior to the Merger, which will be redeemed immediately in cash for the aggregate amount of R$1.5 billion, or the equivalent of R$2.543282 (two reais, fifty-four centavos and fraction) per share to be paid in proportion to the interest owned by each shareholder in the equity capital of BRT. The Exchange Ratio presented above has been adjusted to reflect the value of the shares of BRT to be redeemed.

3.1.2. The Exchange Ratio initially respects the classes of shares currently owned by each shareholder. However, in order to comply with the legal limit on the division of the equity capital of BRT between shares with and without voting rights, the holders of TNL preferred shares will also receive common shares issued by BRT in replacement, in the proportion of 10.11% of the value of its shares, and therefore will receive 10.11% of the announced exchange ratio of TNLP4/BRTO3 (1.8581x*10.11%=0.1879x) and 89.89% of the announced exchange ratio of TNLP4/BRTO4 (2.1428x*89.89%=1.9262x).

3.2. Criteria Used to Determine the Exchange Ratios. The Exchange Ratios were approved by the Board of Directors of TNL and BRT based on the analysis and negotiations conducted by the independent special committees of TNL and BRT, which have negotiated the conditions to the Merger, as set forth in CVM Guideline No. 35. The independent special committees based their recommendations to the Boards of Directors of TNL and BRT on market prices of the preferred and common shares of TNL and BRT, using as a parameter the average trading volume of these shares during the thirty (30) days prior to the date of the Statement of Material Fact that announced the Merger on May 24, 2011. The Exchange Ratios take into consideration the fact that the shares issued by BRT are liquid, the distribution of BRT redeemable shares announced in the Statement of Material Fact released on May 24, 2011 and that the valuation method of shares at market prices is the most appropriate.

3.3. Share Fractions. Fractional shares issued by BRT and distributed to individual TNL shareholders in connection with the Merger will be grouped into full shares and sold in auctions to be held on the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros (the “BM&FBOVESPA”), with the proceeds of such auctions, delivered to the respective shareholders after the final financial settlement of the sale of such shares in the auctions.

CLAUSE FOUR – NET WORTH APPRAISAL CRITERIA FOR BRT AND COARI

4.1. Net Worth Appraisal. The shares of TNL was appraised on the basis of their book value, as set forth in the audited financial statements of TNL as of the base date of June 30, 2011 (the “Base Date”). Pursuant to the provisions set forth in Articles 226 and 227 of the Brazilian Corporation Law, Apsis Consultoria Empresarial Ltda., with head offices at Rua São José, No. 90 – suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27.281.922/0001-70 (“Apsis”) was selected to conduct the appraisal of the net equity of TNL. The selection and engagement of Apsis must be ratified and approved by the shareholders of TNL and BRT. As set forth in the Equity Appraisal Report included as Annex 4.1 hereto, the book value of the net equity of TNL on the Base Date was R$8,426,204,248.24 (eight billion, four hundred twenty-six million, two hundred four thousand, two hundred forty reais and twenty-four centavos), or R$18.02 (eighteen reais and two centavos) per TNL share, taking into account the previous partial split-off of TMAR and the acquisition of the split-off portion by TNL as well as the merger of Coari into BRT.

4.2. Appraisal of the Net Worth of TNL and BRT at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the net worth appraisal report of TNL and BRT at market prices. The appraisals of the net worth of TNL and BRT at market prices included as Annex 4.2 hereto were prepared using the same criteria and as of the Base Date (“Appraisal Report on Net Worth at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an Exchange Ratio of 2.302004 BRT shares for each TNL share.

4.3. Analysis of Equitable Treatment of the Corporate Reorganization. In compliance with the provisions set forth in Article 41 of the corporate by-laws of TNL, an independent company will be engaged to prepare a financial and economical analysis with the purpose of confirming whether the Corporate Reorganization is equitable to all the companies involved in the Corporate Reorganization. This analysis will be presented to the Board of Directors of TNL and will be available to all the shareholders of the companies involved in the Corporate Reorganization, prior to the general shareholders’ meeting of TNL called to consider the Merger.

4.4. Treatment of Equity Variations. Any equity variations occurring in TNL as from the Base Date until the date of the approval of the Merger will be absorbed directly by BRT.

CLAUSE FIVE – SHARES OF ONE COMPANY HELD BY ANOTHER AND SHARES HELD IN TREASURY

5.1. Treatment of Shares Issued by one Company and Held by Another Company. Upon the approval of the Merger and the resulting closure of TNL, all shares issued by BRT and held by TNL before the Merger will be cancelled, except for 24,646,937 (twenty four million, six hundred forty-six thousand, nine hundred thirty-seven) common shares, which will be held in treasury by BRT. There are no shares issued by TNL held by BRT.

5.2.	Treatment of Shares Held in Treasury. The other shares held in treasury prior to the Merger will be cancelled.

CLAUSE SIX – INCREASE IN THE EQUITY CAPITAL OF BRT

6.1. Reduction in the Equity Capital of BRT. The Merger will result in a reduction in the equity capital of BRT in the amount of R$1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy-one reais and forty-five centavos) through absorption of the net assets of TNL, as set forth in the Equity Appraisal Report and in compliance with the provisions set forth in Article 227, §1, of the Brazilian Corporation Law. 304,487,934 (three hundred four million, four hundred eighty-seven thousand, nine hundred thirty-four) common shares of BRT will be cancelled and 179,629,100 (one hundred seventy-nine million, six hundred twenty-nine thousand, one hundred) registered preferred shares will be issued by BRT, without par value, that will be distributed to the current TNL shareholders, replacing the TNL shares held by such holders, which will be cancelled.

6.2. Composition of the Net Assets of TNL. The book value of the net assets of TNL to be acquired by BRT is will result in a reduction of the equity capital of BRT in the amount of R$1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy-one reais and forty-five centavos).

6.3. Composition of the Equity Capital of BRT after the Merger. As a result of the above-mentioned reduction of the equity capital of BRT, the equity capital of BRT will be reduced to R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 598,999,380 (five hundred ninety-eight million, nine hundred ninety-nine thousand, three hundred eighty) registered common shares and 1,198,070,309 (one billion, one hundred ninety-eight million, seventy thousand, three hundred nine) registered preferred shares, , with no par value.

6.4. All the shares issued by TNL will be canceled through the Merger, being replaced by preferred and common shares to be issued by BRT, in accordance with the Exchange Ratios as adjusted as set forth in Clause 3.1.2.

CLAUSE SEVEN – AMENDMENT OF THE CORPORATE BY-LAWS OF BRT

7.1. Amendment to the BRT Corporate By-Laws. As disclosed in the Material Fact released on May 24, 2011, the Corporate Reorganization comprises, among other transactions, the merger of Coari into BRT and the Merger provided for in this Protocol and Justification, which will be both considered at a single general shareholders’ meeting of BRT, to be timely called. As a result of the merger of Coari into BRT and the Merger, the corporate by-laws of BRT must be amended in order to reflect the change in the share capital and number of shares into which BRT’s share capital is divided. Therefore, after these transactions are approved, the following proposed amendment to the main section of Article 5 of the corporate by-laws of BRT will be submitted to its shareholders:

“Article 5 - The fully paid-in and subscribed Equity Capital is R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 1,797,069,689 (one billion, seven hundred ninety-seven million, sixty-nine thousand, six hundred eighty-nine) shares, consisting of 598,999,380 (five hundred ninety-eight million, nine hundred ninety-nine thousand, three hundred eighty) registered common shares and 1,198,070,309 (one billion, one hundred ninety-eight million, seventy thousand, three hundred nine) registered preferred shares, without par value.”

CLAUSE EIGHT – REASONS FOR THE MERGER

8.1. Reasons for the Merger. The Merger is one of the steps of the Corporate Reorganization and the managements of the Oi Companies believe that the Merger is an essential step of the Corporate Reorganization and that the Merger furthers the best interests of TNL, BRT and their shareholders, particularly through:

(i)	simplifying the corporate structure, which is currently extremely complex and includes three publicly-held companies with seven different classes of publicly traded shares, and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad;

(ii)	reduce operational, administrative and financial costs following the consolidation of the general management of the Oi Companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

(iii)	aligning the interests of the shareholders of TNL and BRT;

(iv)	enhancing the liquidity of the shares issued by BRT; and

(v)	eliminating the costs of separate listings of the shares of TNL and BRT, as well as those costs arising from separately complying with the public disclosure requirements applicable to TNL and BRT.

CLAUSE NINE – TYPES OF SHARES TO BE ISSUED TO THE COARI SHAREHOLDERS

9.1. Shares to be Issued to the TNL Shareholders. The holders of common shares of TNL will receive common shares of BRT and holders of preferred shares of TNL will receive common and preferred shares of BRT, in order to maintain the required proportion between the common and preferred shares of BRT. The common and preferred shares of BRT to be distributed to the TNL shareholders will entitle them to the same rights as those conferred by the other common shares and preferred shares of BRT, respectively, including full receipt of dividends and/or interest on shareholders’ equity that may be declared by BRT after the date on which the Merger is approved.

CLAUSE TEN – WITHDRAWAL RIGHTS

10.1. Withdrawal Rights of the Shareholders of TNL. Pursuant to the provisions set forth in Article 137 of the Brazilian Corporation Law, shareholders of TNL that do not approve the Merger, through dissent, abstention or not attending the extraordinary general shareholders’ meeting of TNL called to consider the Merger, are entitled to withdrawal rights, unless the shares owned by such shareholders possess liquidity and dispersal in the market, under the terms of Article 137, II of the Brazilian Corporation Law. In order for the exercise the withdrawal rights to be effective, the shareholders of TNL must exercise their withdrawal rights with respect to the totality of the shares owned by them at the time of the general shareholders’ meeting of TNL that approves the Merger.

10.1.1. Shareholders owning TNL preferred shares will not have withdrawal rights, as those shares possess liquidity and dispersion in the market. Only shareholders owning TNL common shares will be entitled to withdrawal rights.

10.1.2. A shareholder of TNL must specifically express its intention to exercise its withdrawal rights within 30 (thirty) days after the publication date of the minutes of the General Shareholders’ Meeting of TNL at which the Merger is approved.

10.2. Value of Reimbursement to TNL Shareholders. Shareholders of TNL that dissent at the general shareholders’ meeting of TNL which will consider the Merger will have the right to be reimbursed for their TNL shares at the value of R$28.93 (twenty-eight reais and ninety-three centavos) per share, corresponding to the equity value of TNL as set forth on the balance sheet, dated as of June 30, 2011, to be approved at the extraordinary shareholders’ meeting that considers the Merger.

10.2.1. Given that the Exchange Ratios proposed to the non-controlling shareholders of TNL for the Merger, as set forth in Clause 3.1, is more favorable then the one resulting from the comparison of the net worth of TNL and BRT at market prices provided in the Appraisal Report on Net Worth at Market Prices, pursuant to the § 3 of Article 264 of the Brazilian Corporation Law, the dissenting shareholders at the extraordinary general shareholders’ meeting of TNL called to consider the Merger will not be able to elect to receive a reimbursement value calculated based on the net worth at market prices in exchange for their withdrawn shares, and will only be able to receive a reimbursement value based on the equity value of TNL as indicated above.

10.3. Payment of Reimbursement. The payment of the reimbursement value for the withdrawn shares will depend on the effective completion of the Merger, as set forth in Article 230 of the Brazilian Corporation Law. In accordance with Article 137 of the Brazilian Corporation Law, the reimbursement of the value of the withdrawn shares will be assured only in respect of shares for which the shareholder was proven to be the owner at the close of trading on May 24, 2011, the date of publication of the Statement of Material Fact announcing the Corporate Reorganization and the Merger and which have been owned by the shareholder uninterruptedly through the effective exercise of the right of withdrawal.

10.4. Rescission of the Merger. Pursuant to Article 137 §3 of the Brazilian Corporation Law, in the event that the amount to be paid to shareholders of TNL in connection with the exercise of withdrawal rights would, in the opinion of the management of BRT, jeopardize the financial stability of BRT, the Merger may be rescinded through a proposal presented by the management of BRT.

CLAUSE ELEVEN – APPROVAL BY THE GENERAL SHAREHOLDERS’ MEETINGS OF TNL AND BRT

11.1. General Shareholders’ Meetings. In order to approve the Merger, general shareholders’ meetings of TNL and BRT will be held to consider the Merger. The Merger will be considered by the same general shareholders’ meetings of BRT that will be held to consider the merger of Coari and BRT.

CLAUSE TWELVE – GENERAL PROVISIONS

12.1. Cessation of Existence of TNL. Upon the effective completion of the Merger, TNL will cease to exist, and BRT will absorb all the assets, rights, goods, obligations and responsibilities of TNL.

12.2. Auditing of the Financial Statements of TNL and BRT. In compliance with Article 12 of CVM Instruction No. 319/99, the financial statements of TNL and BRT dated as of June 30, 2011 that served as the basis for the Merger were audited by Deloitte Touche Tohmatsu.

12.3. Documents Available to the Shareholders. All the documents mentioned in this Protocol and Justification, as well as all the other documents already available at this moment, such as reports of the Independent Special Committees and of their advisors, will be available to the respective TNL and BRT shareholders as required by applicable law and regulations, and may be reviewed by such shareholders at the following addresses: (i) Rua General Polidoro 99, 5th floor, Botafogo, City of Rio de Janeiro, State of Rio de Janeiro; and (ii) Rua Humberto de Campos 425, 5th floor (part), Leblon, City of Rio de Janeiro, State of Rio de Janeiro. These documents will also be available at the websites of the CVM (www.cvm.gov.br), BM&FBOVESPA (www.bmfbovespa.com.br) and the Investor Relations websites of the Companies (www.oi.net.br/ri).

12.4. Notification of the Merger to the Authorities. The Merger is being analyzed by the Brazilian Telecommunications Industry Regulator (“ANATEL”). Any other necessary communications related to the Merger will be submitted to the relevant government authorities in compliance with the governing law.

12.5. Registration with the U.S. Securities and Exchange Commission (the “SEC”). We will file a registration statement with the SEC in connection with the Merger. As a result, the general shareholders’ meetings that will consider the Merger will only be called after such registration statement has been declared effective by the SEC. At this moment, without adverse effects to the partial disclosure of some data and information related to the Corporate Reorganization, the materials set forth in CVM Instruction No. 481/09 and CVM Instruction No. 319/99, including the Material Fact provided for in CVM Instruction No. 319/99, will also be fully disclosed.

12.6. Approval of the Corporate Reorganization. The Corporate Reorganization assumes the share exchange between TMAR and Coari and the mergers of both Coari and TNL into BRT will occur on the same date, together and inseparable one from the others, and as a result, the completion of each of these transactions, including the Merger, will be conditioned on the approval of the other transactions.

12.7. Survival of Valid Clauses. Should any clause, provision, term or condition of this Protocol and Justification be deemed invalid, the other clauses, provisions, terms and conditions hereof will not be adversely affected by such invalidation.

12.8. Election of Courts of Law. The Central Law Court of the Rio de Janeiro State Court District is hereby elected to settle all issues arising from this Protocol and Justification, waiving any other, no matter how much more privileged it may be.

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BEING IN FULL AND FAIR AGREEMENT, the Parties sign this Protocol and Justification in 3 (three) copies of identical form and content for one single purpose, together with the two undersigned witnesses.

Rio de Janeiro, August 26, 2011.

TELE NORTE LESTE PARTICIPAÇÕES S.A.

/s/ Francisco Tosta Valim Filho	/s/ Maxim Medvedovsky
Name: Francisco Tosta Valim Filho	Name: Maxim Medvedovsky
Position: Chief Executive Officer	Position: Officer

BRASIL TELECOM S.A.

/s/ Francisco Tosta Valim Filho	/s/ Maxim Medvedovsky
Name: Francisco Tosta Valim Filho	Name: Maxim Medvedovsky
Position: Chief Executive Officer	Position: Officer

Witnesses:

/s/ Carolina Ohana Marques da Cunha	/s/ Andrea Gerlach Lima de Alencar
Name: Carolina Ohana Marques da Cunha	Name: Andrea Gerlach Lima de Alencar
Identity Card No:	Identity Card No:

Annex 4.1

Equity Appraisal Report

REPORT:	RJ-0375/11-04

BASE DATE:	June 30, 2011

REQUESTING PARTY:	BRASIL TELECOM S.A., with its head office located at Rua General Polidoro, nº 99, 5º andar (parte), in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No. 76.535.764/0001-43, hereinafter referred to as BRT.

OBJECT:	TELE NORTE LESTE PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, nº.425, 8º andar, Leblon, city of Rio de Janeiro, RJ, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 02.558.134/0001-58, hereinafter referred to as TNL.

PURPOSE:	To assess the book value of TNL shares in connection with the merger of TNL with and into BRT, pursuant to Law No. 6,404, of Dec/15/1976 (Corporate Law).

Laudo RJ-0375/11-04	1

Laudo RJ-0375/11-04	2

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda., hereinafter referred to as APSIS, with its head office located at Rua da Assembléia, No. 35, 12th floor, in the City and State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No 08.681.365/0001-30, was appointed to assess the book value of TNL shares in connection with the merger of TNL with and into BRT, pursuant to Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, we used data and information provided by third parties, in the form of documents and verbal interviews with the client. Estimates used in this process are based on documents and information which include, among others, the following:

•	Balance Sheet of TNL as of June 30, 2011.

APSIS has recently performed appraisals for publicly-held companies, for various purposes, of the following companies:

•	AMÉRICA LATINA LOGÍSTICA DO BRASIL S/A

•	BANCO PACTUAL S/A

•	CIMENTO MAUÁ S/A

•	ESTA-EMPRESA SANEADORA TERRITORIAL AGRÍCOLA S/A.

•	GEODEX COMMUNICATIONS DO BRASIL S/A

•	GERDAU S/A

•	HOTÉIS OTHON S/A

•	IBEST S/A

•	L.R. CIA.BRAS.PRODS.HIGIENE E TOUCADOR S/A

•	LIGHT SERVIÇOS DE ELETRICIDADE S/A

•	LOJAS AMERICANAS S/A

•	REPSOL YPF BRASIL S/A

•	TAM TRANSPORTES AÉREOS MERIDIONAL S/A

•	WAL PETROLEO S/A

The APSIS team in charge of preparing this report comprises the following professionals:

•	AMILCAR DE CASTRO

Project manager

•	ANA CRISTINA FRANÇA DE SOUZA

Civil engineer

Post-graduate in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	BETINA DENGLER

Project manager

•	CESAR DE FREITAS SILVESTRE

Accountant (CRC/RJ 44779/O-3)

•	FLAVIO LUIZ PEREIRA

Accountant (CRC/RJ 022016-O-9)

•	LUIZ PAULO CESAR SILVEIRA

Mechanical engineer

Master of Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

Civil engineer (CREA/RJ 91.1.03035-3)

•	RICARDO DUARTE CARNEIRO MONTEIRO

Civil engineer

Post-graduate in Economic Engineeering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA

Accountant (CRC/RJ 024.100-6 / CVM 6734)

Laudo RJ-0375/11-04	3

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•

The consultants and appraisers do not have any direct or indirect interest in the companies involved or in the merger, nor are there any other relevant circumstances which may characterize a conflict of interest.

•	To the best of the consultants’ knowledge and belief, the analyses, opinions and conclusions expressed in this Report are based on data, diligence, research and surveys that are true and correct.

•	The report presents all the limiting conditions imposed by the adopted methodologies, which affect the analyses, opinions and conclusions contained therein.

•	APSIS professional fees are not in any way whatsoever subject to the conclusions of this report.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	This Report was prepared by APSIS and no one other than the consultants themselves prepared the analyses and respective conclusions.

•

For projection purposes, we start with the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the companies in question, other than those listed in this Report.

•

This Report complies with the specifications and criteria prescribed by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies and regulations, where applicable, such as: Finance Ministry, the Central Bank of Brazil, Banco do Brasil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR (Income Tax Regulations), etc.

•

The managers of the companies involved did not direct, restrict, hinder or take any actions which have or may have compromised access to, use or knowledge of information, assets, documents, or work methods applicable to the quality of the respective conclusions contained herein.

Laudo RJ-0375/11-04	4

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and unaudited projected data provided in writing or verbally by the company’s management or obtained from the sources mentioned. Therefore, APSIS has assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the company’s auditors.

•	Our work was developed for use by the requesting party in connection with the previously described objectives.

•	We do not take responsibility for occasional losses to the requesting party or to other parties as a result of the use of data and information provided by the company and contained herein.

Laudo RJ-0375/11-04	5

4. APPRAISAL METHODOLOGY

Analysis of the previously mentioned supporting documents designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of “Generally Accepted Accounting Principles and Conventions”.

We examined the balance sheet of TNL, as well as all other documents required for the preparation of this report, which was prepared on the basis of TNL’s balance sheet for the period ending June 30, 2011.

It was ascertained that the assets and liabilities of TNL have been duly accounted for.

Laudo RJ-0375/11-04	6

5. NET EQUITY APPRAISAL

We examined the accounting books of TNL, as well as all other documents required for the preparation of this report.

The experts have ascertained that the book net equity value of TNL in connection with the merger of TNL with and BRT is equivalent to R$ 8,426,204,248.24 (eight billion, four hundred twenty six million, two hundred four thousand, two hundred forty eight reais and twenty four centavos), as of June 30, 2011.

Laudo RJ-0375/11-04	7

TELE NORTE LESTE PARTICIPAÇÕES S.A.	ACCOUNTING STATEMENT
BALANCE SHEET - (THOUSAND REAIS)	BALANCE AS OF 6/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	SUBSEQUENT EVENT (4)	PRO FORMA BALANCE
CURRENT ASSETS	548,642,268.63	0.00	0.00	0.00	0.00	548,642,268.63
LONG TERM ASSETS	435,171,144.72	0.00	0.00	0.00	0.00	435,171,144.72
PERMANENT	14,665,508,200.90	-6,288,859.02	0.00	3,682,530,666.38	-8,774,178,091.08	9,567,571,917.18
INVESTMENTS	14,656,413,352.87	-6,288,859.02	0.00	3,682,530,666.38	-8,774,178,091.08	9,558,477,069.15
- Telemar Norte Leste S.A.	14,641,943,503.41	-215,156,850.35	-14,426,786,653.06	0.00	0.00	0.00
- Coari Participações S.A.	0.00	208,867,991.33	14,426,786,653.06	-14,635,654,644.39	0.00	0.00
- Brasil Telecom S.A.	0.00	0.00	0.00	18,318,185,310.77	-8,774,178,091.08	9,544,007,219.69
- Outros Investimentos	14,469,849.46	0.00	0.00	0.00	0.00	14,469,849.46
FIXED ASSETS	8,021,367.03	0.00	0.00	0.00	0.00	8,021,367.03
INTANGIBLE ASSETS	1,073,481.00	0.00	0.00	0.00	0.00	1,073,481.00

TOTAL ASSETS	15,649,321,614.25	-6,288,859.02	0.00	3,682,530,666.38	-8,774,178,091.08	10,551,385,330.53

CURRENT LIABILITIES	1,710,173,268.87	0.00	0.00	0.00	0.00	1,710,173,268.87
Loans and Financing	1,508,203,674.09	0.00	0.00	0.00	0.00	1,508,203,674.09
Other Current Liabilities	201,969,594.78	0.00	0.00	0.00	0.00	201,969,594.78
LONG TERM LIABILITIES	415,007,813.42	0.00	0.00	0.00	0.00	415,007,813.42
Loans and Financing	219,839,961.14	0.00	0.00	0.00	0.00	219,839,961.14
Other Non-Current Liabilities	195,167,852.28	0.00	0.00	0.00	0.00	195,167,852.28
EQUITY	13,524,140,531.96	-6,288,859.02	0.00	3,682,530,666.38	-8,774,178,091.08	8,426,204,248.24
Capital	7,254,681,880.33	0.00	0.00	0.00	0.00	7,254,681,880.33
Capital Reserves Available	1,202,403,601.05	0.00	0.00	0.00	0.00	1,202,403,601.05
Non-available Capital Reserves	116,708,230.39	0.00	0.00	0.00	0.00	116,708,230.39
Distributable Profit Reserves	6,358,816,665.17	0.00	0.00	0.00	0.00	6,358,816,665.17
Non-Distributable Profit Reserves	451,256,467.60	0.00	0.00	0.00	0.00	451,256,467.60
Treasury Stocks	-352,641,649.99	0.00	0.00	0.00	0.00	-352,641,649.99
Equity Valuation Adjustments	-1,535,251,542.82	0.00	0.00	3,682,530,666.38	-8,774,178,091.08	-6,626,898,967.52
Net Income	28,166,880.23	-6,288,859.02	0.00	0.00	0.00	21,878,021.21

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	15,649,321,614.25	-6,288,859.02	0.00	3,682,530,666.38	-8,774,178,091.08	10,551,385,330.53

- Net Book Equity Value for TNL						R$ 8,426,204,248.24
- TNL Investments in shares of BRT						-R$ 9,544,007,219.69

- Net Book Equity Value to be incorporated in BRT						-R$ 1,117,802,971.45

(1)	Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.
(2)	Represents the share exchange between TMAR and COARI.
(3)	Incorporation of the net book equity value of COARI - Confirmed in Report RJ_0375_11_03.
(4)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less than the book value of its assets.

Laudo RJ-0375/11-04	8

6. CONCLUSION

Considering the verifications performed on the previously mentioned documents and based on APSIS’ analyses, the experts have concluded that the book net equity value of TNL, in connection with the merger of TNL with and into BRT, is equivalent to R$ 8,426,204,248.24 (eight billion, four hundred twenty six million, two hundred four thousand, two hundred forty eight reais and twenty four centavos). Considering that the net assets merged into BRT will be represented by shares of stock of BRT owned by TNL; therefore, the net assets to be merged into BRT will result in a reduction of BRT’s capital of R$ 1,117,802,971.45 (one billion, one hundred seventeen million, eight hundred two thousand, nine hundred seventy one reais and forty five centavos), as of June 30, 2011.

Having concluded Report RJ-0375/11-04, which consists of 10 (ten) pages typed on one side and 02 (two) attachments and reproduced in 03 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CRC/RJ 005112/0-9 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, August 12, 2011.

LUIZ PAULO CESAR SILVEIRA	BETINA DENGLER	WASHINGTON FERREIRA BRAGA
Director	Project Manager	Accountant (CRC/RJ 024.100-6 / CVM 6734)

Laudo RJ-0375/11-04	9

7. LIST OF ATTACHMENTS

1.	SUPPORTING DOCUMENTS

2.	GLOSSARY AND APSIS’ PROFILE

SÃO PAULO - SP Alameda Franca, 1467 n° 44 Jardim Paulista, CEP: 01422-001 Tel.: + 55 11 2626.0510 Fax: + 55 11 3061-5879	RIO DE JANEIRO - RJ Rua da Assembleia, nº 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

Laudo RJ-0375/11-04	10

ATTACHMENT 1

TNL PRO-FORMA BALANCE SHEET

	BALANCE AS OF 06/30/2011	TMAR SPLIT- OFF	ACQUISITION OF THE SPLIT- OFF PORTION OF TMAR BY COARI	SHARE EXCHANGE BETWEEN TMAR AND COARI	MERGER OF COARI INTO BRT	PRO-FORMA BALANCE	PREPARATION FOR THE MERGER INTO BRT	NET ASSETS FOR MERGER INTO BRT
11 - CURRENT	548,642,268.63
Current assets	548,642,268.63					548,642,268.63		548,642,268.63

12 - NON-CURRENT	15,279,468,286.80
Non-current-assets	15,100,679,345.62		(6,288,859.02)		3,682,530,666.38	18,776,921,152.98	(8,774,178,091.08)	10,002,743,061.90

12.2 - INVESTMENTS	14,656,413,352.87
12.2.0 - EQUITY VALUATION	14,648,781,473.68
13110002 - INVESTMENTS TMAR	14,641,943,503.41		(215,156,850.35)	(14,426,786,653.06)
13110031 - INVESTMENTS COARI PART.			208,867,991.33	14,426,786,653.06	(14,635,654,644.39)
13110052 - INVESTMENTS BRT S.A.					9,544,007,219.69
13110062 - INVESTMENTS BRT W/OUT ADJUSTMENT					6,301,573,725.79		(6,301,573,725.79)
13110063 - INVESTMENTS BRT GAIN					2,472,604,365.29		(2,472,604,365.29)
12.2.1 - COST METHOD VALUATION	10,775,264.39
12.2.2 - GOODS FOR CULTURAL ASSETS
Investments	14,656,413,352.87		(6,288,859.02)		3,682,530,666.38	18,332,655,160.23	(8,774,178,091.08)	9,558,477,069.15
Investments in TMAR	14,641,943,503.41	(215,156,850.35)		(14,426,786,653.06)
Investments in TMAR ceded		215,156,850.35	(215,156,850.35)
Investments in Coari			208,867,991.33	14,426,786,653.06	(14,635,654,644.39)
Investments in BrT					18,318,185,310.77	18,318,185,310.77	(8,774,178,091.08)	9,544,007,219.69
Investments in other subsidiaries	6,837,970.27					6,837,970.27		6,837,970.27
Other investments	7,631,879.19					7,631,879.19		7,631,879.19
Other non-current assets	435,171,144.72					435,171,144.72		435,171,144.72
Fixed Assets	8,021,367.03					8,021,367.03		8,021,367.03
Intangible Assets	1,073,481.00					1,073,481.00		1,073,481.00

Total Assets	15,649,321,614.25		(6,288,859.02)		3,682,530,666.38	19,325,563,421.61	(8,774,178,091.08)	10,551,385,330.53

TNL PRO-FORMA BALANCE SHEET

	BALANCE AS OF 06/30/2011	TMAR SPLIT- OFF	ACQUISITION OF THE SPLIT- OFF PORTION OF TMAR BY COARI	SHARE EXCHANGE BETWEEN TMAR AND COARI	MERGER OF COARI INTO BRT	PRO-FORMA BALANCE	PREPARATION FOR THE MERGER INTO BRT	NET ASSETS FOR MERGER INTO BRT
21 - CURRENT	1,710,173,268.87
21.5 - LOANS AND FINANCING	(9,031,688.64)
21.6 - HEDGING TRANSACTIONS
21.7 - DEBENTURES	1,517,235,362.73
Current liabilities	1,710,173,268.87					1,710,173,268.87		1,710,173,268.87

Loans and financing	1,508,203,674.09					1,508,203,674.09		1,508,203,674.09
Other current liabilities	201,969,594.78					201,969,594.78		201,969,594.78
22 - LONG-TERM LIABILITIES	415,007,813.42
22.3 - LOANS AND FINANCING	219,839,961.14
22.4 - DEBENTURES
22.5 - HEDGING TRANSACTIONS
Non-Current Liabilities	415,007,813.42					415,007,813.42		415,007,813.42

Loans and financing	219,839,961.14					219,839,961.14		219,839,961.14
Other non-current liabilities	195,167,852.28					195,167,852.28		195,167,852.28
23 - SHAREHOLDERS EQUITY	13,702,947,473.14

Shareholders equity	13,524,140,531.96		(6,288,859.02)		3,682,530,666.38	17,200,382,339.32	(8,744,178,091.08)	8,456,204,248.24

23.0 - SHARE CAPITAL	7,254,681,880.33
29110000 - COMMON SHARES	2,998,091,532.35

	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05
29110100 - PREFERRED SHARES	4,256,590,347.98
Share capital	7,254,681,880.33				7,254,681,880.33		7,254,681,880.33
23.1.0 - CAPITAL RESERVES	1,319,111,831.44
29210000 - GOODWILL	1,172,054,945.84
29210020 - GOODWILL RESERVE – SALE	6,060,576.24
29210110 - DONATIONS AND SUBSIDIES - OTHERS	795,009.98
29210400 - OTHER CAPITAL RESERVES	24,288,078.97
29510000 - COMPENSATION BASED ON SHARES	13,738,559.49
29510010 - REFLEXIVE REM. RESERVES BASED ON SHARES	102,174,660.92
Available capital reserves	1,202,403,601.05				1,202,403,601.05		1,202,403,601.05
Non-available capital reserves	116,708,230.39				116,708,230.39		116,708,230.39
23.1.2 - PROFIT RESERVES	6,810,073,132.77
29220000 - LEGAL RESERVE	451,256,467.60
29220040 - INVESTMENT RESERVE	6,358,816,665.17
Distributable profit reserves	6,358,816,665.17				6,358,816,665.17		6,358,816,665.17
Non-distributable profit reserves	451,256,467.60				451,256,467.60		451,256,467.60
23.4 - SHARES IN TREASURY	(352,641,649.99)
29410000 - COMMON SHARES	(84,386,498.81)

	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05	1,202,403,601.05
29420000 – PREFERRED SHARES	(268,255,151.18)
Common shares in treasury	(84,386,498.81)					(84,386,498.81)		(84,386,498.81)
Preferred shares in treasury	(268,255,151.18)					(268,255,151.18)		(268,255,151.18)
23.5 - EQUITY VALUATION ADJUSTMENTS	(1,535,251,542.82)
29610100 - DERIVATIVES TRANSACTIONS
29610110 - GOODWILL - CAPITAL TRANSACTIONS	(1,442,615,425.34)
29610120 - ADDITIONAL PAID-IN CAPITAL	573,747,882.57
29610130 - RESERVE - HEDGE ACCOUNT	(3,697,695.21)
29610140 - VARIATION IN INVESTMENT PARTICIPATION	(503,468,485.73)				3,682,530,666.38
29610150 - VARIATION IN FINANCIAL ASSETS	(159,217,819.11)
Equity valuation adjustments	(1,535,251,542.82)				3,682,530,666.38	2,147,279,123.56	(8,774,178,091.08)	(6,626,898,967.52)
29310000 - ACCUMULATED GAIN (LOSS)	(3,907,121,698.83)
29310010 - GAIN (LOSS) FOR THE PERIOD	3,907,121,698.83
23.3 - GAIN (LOSS) FOR THE PERIOD	206,973,821.41
Results for the period	28,166,880.23		(6,288,859.02)			21,878,021.21		21,878,021.21

Total Liabilities and Shareholders’ Equity	15,649,321,614.25		(6,288,859.02)		3,682,530,666.38	19,325,563,421.61	(8,774,178,091.08)	10,551,385,330.53

ATTACHMENT 2

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Annex 4.2

Net Worth Appraisal Report

At Market Prices

REPORT:	RJ-0375/11-07

BASE DATE:	June 30, 2011

REQUESTING PARTY:

BRASIL TELECOM S.A., with its head office located at Rua General Polidoro, No. 99, 5º andar (parte), in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 76.535.764/0001-43, hereinafter referred to as BRT; and

TELE NORTE LESTE PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, No.425, 8º andar, Leblon, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 02.558.134/0001-58, hereinafter referred TNL.

OBJECT:	BRT and TNL, as described above.

PURPOSE:	Calculation of the Net Equity of both BRT and TNL, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL Ltda. (“APSIS”) was hired by BRT and TNL to calculate the Net Equity of each of BRT and TNL, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

The technical procedures used in this report are in accordance with the criteria set forth by appraisal standards. Appraisal calculations to assess the value of assets were devised on the basis of the income, asset and market approaches.

This report presents the market values of the companies’ assets and liabilities used to adjust the book Net Equity of each of BRT and TNL through asset approaches.

CORPORATE RESTRUCTURING OF OI GROUP: SUMMARY OF THE TRANSACTION

As described in the Statement of Material Fact published on May 24, 2011, Tele Norte Leste Participacoes SA (“TNL”), Telemar Norte Leste SA (“Telemar”), Coari Participações SA (“Coari”) and Brasil Telecom SA (“BRT”), hereinafter together referred to as the OI COMPANIES, will implement a corporate restructuring (the “Corporate Restructuring”) including the share exchange between TMAR and Coari and the mergers of Coari and TNL into BRT. As a result of the Corporate Restructuring, all current shareholders of the OI COMPANIES will become shareholders of BRT, which will change its name to OI S.A. and will be the only one of the OI COMPANIES listed on a stock market.

The charts below show the simplified corporate structure before and after the implementation of the Corporate Restructuring:

The following are the main steps of the Corporate Restructuring considered for adjustment in the financial statements of the OI COMPANIES:

1.	Issuance and Redemption of shares by BRT;

2.	Share Exchange between TMAR and Coari;

3.	Merger of Coari into BRT;

4.	Merger of TNL into BRT.

SUMMARY OF RESULTS

The tables below present an overview of the Net Equity at market prices of the companies involved in the merger of TNL into BRT, as of the base date of this report:

BRASIL TELECOM S.A. (BRT)	FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS (THOUSANDS REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	20,127,453	-1,501,984	18,625,469	-627,662	17,997,807
LONG TERM ASSETS	17,099,149	0	17,099,149	0	17,099,149
INVESTMENTS	57,377	0	57,377	0	57,377
- Other Investments	57,377	0	57,377	0	57,377
FIXED ASSETS	19,740,948	0	19,740,948	11,033,315	30,774,263
INTANGIBLE ASSETS	3,467,445	0	3,467,445	0	3,467,445

TOTAL ASSETS	60,492,372	-1,501,984	58,990,388	10,405,653	69,396,041

CURRENT LIABILITIES	14,685,222	-1,501,984	13,183,238	0	13,183,238
NON-CURRENT LIABILITIES	30,150,559	0	30,150,559	3,537,922	33,688,481
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	37,486	0	37,486	16,443	53,929
EQUITY	15,619,105	0	15,619,105	6,851,288	22,470,393

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	60,492,372	-1,501,984	58,990,388	10,405,653	69,396,041

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

A detailed description of the effects of the merger of TNL into BRT can be found in attachment 1.

TELE NORTE LESTE PARTICIPAÇÕES S.A.	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	548,642	0	548,642	0	548,642
LONG TERM ASSETS	435,171	0	435,171	-2,947	432,224
INVESTMENTS	18,332,655	-8,774,178	9,558,477	4,186,335	13,744,812
- Investments in subsidiaries:	18,325,023	-8,774,178	9,550,845	4,186,335	13,737,180
- Other Investments	7,632	0	7,632	0	7,632
FIXED ASSETS	8,021	0	8,021	0	8,021
INTANGIBLE ASSETS	1,073	0	1,073	0	1,073

TOTAL ASSETS	19,325,562	-8,774,178	10,551,384	4,183,388	14,734,772

CURRENT LIABILITIES	1,710,173	0	1,710,173	0	1,710,173
NON-CURRENT LIABILITIES	415,007	0	415,007	-1,002	414,005
EQUITY	17,200,382	-8,774,178	8,426,204	4,184,390	12,610,594

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	19,325,562	-8,774,178	10,551,384	4,183,388	14,734,772

(1)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less than the book value of its assets.

VALUE ( THOUSAND REAIS )				BRT X TNL
RELEVANT ACCOUNTS	PRO FORMA BALANCE		ADJUSTED BALANCE
	BRT	TNL	BRT	TNL
ASSETS	58,990,388	10,551,384	69,396,041	14,734,772
CURRENT ASSETS	18,625,469	548,642	17,997,807	548,642
LONG TERM ASSETS	17,099,149	435,171	17,099,149	432,224
FIXED ASSETS	23,265,770	9,567,571	34,299,085	13,753,906

LIABILITIES AND SHAREHOLDERS EQUITY	58,990,388	10,551,384	69,396,041	14,734,772
CURRENT LIABILITIES	13,183,238	1,710,173	13,183,238	1,710,173
LONG TERM LIABILITIES	30,150,559	415,007	33,688,481	414,005
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	37,486	0	53,929	0
EQUITY	15,619,105	8,426,204	22,470,393	12,610,594

TOTAL NUMBER OF SHARES	1,921,928,523	468,550,049	1,921,928,523	468,550,049

R$ PER SHARE *	8.126788	17.983572	11.691586	26.914081

EXCHANGE RATIO**	2.212876		2.302004

*	Adjusted to reflect the exclusion of treasury stock
**	Number of BRT shares for 1 TNL share

TABLE OF CONTENTS

1.	INTRODUCTION	9

2.	PRINCIPLES AND QUALIFICATIONS	10

3.	RESPONSIBILITY LIMITS	11

4.	APPRAISAL METHODOLOGY	12

5.	GENERAL APPRAISAL CRITERIA	14

6.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT	25

7.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF TNL	29

8.	CONCLUSION	32

9.	ATTACHMENTS	33

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda. (APSIS) was appointed by BRT and TNL to calculate the Net Equity of each of BRT and TNL, following the appraisal of the equity of both companies pursuant to the same criteria and as of the same date, at market prices, for the purpose of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, data and information supplied by third parties were used, in the form of documents and verbal interviews with the clients. The estimates used in this process are based on documents and information which include, among others, the following:

•	Bylaws or Articles of Incorporation of the companies;

•	Financial statements of the group’s companies;

•	Organization chart and corporate holdings;

•	List of permanent assets;

•	IAN (Annual Reports) and ITR (Quarterly Reports) of the companies;

•	Set of architectural plans;

•	Areas chart; and

•	Documents with technical specifications of the equipment appraised.

Inspections of the operational sites were conducted in March and April 2009.

The APSIS team responsible for the coordination and performance of this report consists of the following professionals:

•        AMILCAR DE CASTRO

sales director

•        ANA CRISTINA FRANÇA DE SOUZA

civil engineer

post-graduated in Accouting Sciences (CREA/RJ 91.1.03043-4)

•        BETINA DENGLER

project manager

•        CESAR DE FREITAS SILVESTRE

accountant (CRC/RJ 44779/O-3)

•        CLAUDIO MARÇAL DE FREITAS

accountant (CRC/RJ 55029/O-1)

•        FLAVIO LUIZ PEREIRA

accountant (CRC/RJ 022016-O-9)

•        LUIZ PAULO CESAR SILVEIRA

mechanical engineer

máster of business management (CREA/RJ 89.1.00165-1)

•        MARGARETH GUIZAN DA SILVA OLIVEIRA

civil engineer (CREA/RJ 91.1.03035-3)

•        RICARDO DUARTE CARNEIRO MONTEIRO

civil engineer

post-graduated in economic engineering (CREA/RJ 30137-D)

•        SÉRGIO FREITAS DE SOUZA

economist (CORECON/RJ 23521-0)

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•	The professional fees of APSIS are not, in any way, subject to the conclusions of this report.

•	The report was prepared by APSIS and no one, other than the consultants themselves, prepared the analyses and respective conclusions.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	To the best knowledge and belief of the consultants, the analyses, opinions and conclusions presented in this Report are based on data, diligence, research and surveys that are true and correct.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the applicable laws, codes or regulations.

•

For projection purposes, we start from the premise of the nonexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the object of the relevant work, other than those listed in this report.

•

This report meets the specifications and criteria established by the standards of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria established by USPAP (Uniform Standards of

Professional Appraisal Practice), in addition to the requirements imposed by different bodies, such as: the Treasury Department, the Central Bank of Brazil, CVM (the Brazilian Securities and Exchange Commission), SUSEP (Private Insurance Superintendence), etc.

•	The report presents all the restrictive conditions imposed by the methodologies adopted, which affect the analyses, opinions and conclusions contained in the same.

•

APSIS declares that neither it nor the consultants and appraisers have any direct or indirect interest in the companies contemplated in this Report, in their respective controllers, or in the transaction to which the “Protocol and Justification” refers, there being no relevant circumstances which may characterize conflict or communion of interests, whether potential or actual, towards the issuance of this Report.

•

In the course of our work, controllers and managers of the companies contemplated in this Report did not direct, limit, hinder or take any actions, which have or may have compromised access, use or knowledge of information, property, documents or work methodologies relevant to the quality of our conclusions.

•

This Report was prepared in strict compliance with the postulates set forth in the Professional Code of Ethics of CONFEA - Federal Council of Engineering, Architecture and Agronomy and of the Legal Institute of Engineering.

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and projected unaudited data supplied in writing or verbally by the companies’ management or obtained from the sources mentioned. Therefore, APSIS assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the companies’ auditors.

•

Our work was developed for use by the applicant in connection with the previously described objectives. Therefore, it may be disclosed as part of the documents related to the Corporate Restructuring, and the mention of this work in related publications is authorized. It may also be filed with the Brazilian Securities and Exchange Commission (the “CVM”) and with the U.S. Securities and Exchange Commission (the “SEC”), as well as made available to shareholders and third parties, including through the websites of the involved companies.

•	We emphasize that understanding the conclusion of this report will require reading it and its attachments in full. Therefore, conclusions should not be drawn from a partial reading.

•

We are not responsible for occasional losses to the applicant, its shareholders, directors, creditors or to other parties as a result of the use of data and information supplied by the companies and contained in this Report.

•

The analyses and conclusions contained herein are based on several premises, held as of this date, of future operational projections, such as: macroeconomic factors, values used in the market, exchange rate variations, sale prices, volumes, market share, revenues, taxes, investments, operational margins, etc. Thus, future results may differ from any forecast or estimate contained in this Report.

•	This appraisal does not reflect events and their respective impacts, occurring after the date of issue of this Report.

4. APPRAISAL METHODOLOGY

ASSETS APPROACH - NET EQUITY AT MARKET PRICES

This methodology is derived from generally accepted accounting principles (GAAP), where financial statements are prepared based on the principle of historic or acquisition cost.

Due to this principle and to the fundamental principle of accounting, the book value of the assets of a company less the book value of its liabilities equals the book value of its net equity.

The application of this methodology contemplates, as a starting point, the book values of assets and liabilities and requires that some of these items be adjusted so as to reflect their probable realization values. The result of the application of this method may provide an initial basis for the estimate of the company’s value, as well as a useful basis of comparison with results from other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the value defined for assets less the value defined for liabilities equals the value defined for a company’s net equity. From an appraisal perspective, the relevant value definitions are those appropriate to the purpose of the appraisal.

The assets approach, therefore, aims to appraise a company by adjusting the book value (net balance) to respective fair market values. The assets and liabilities deemed relevant are appraised for their fair market value, with a comparison made between this value and its book value (net balance).

The general appraisal criteria applicable to the adjustment of assets subject to an appraisal at market prices can be found in detail in Chapter 6 of this report.

After being duly analyzed, these adjustments are added to the book Net Equity value, in this way determining the company’s market value through the assets approach. The company’s fair market value is the Net Equity value after giving effect to the adjustments of the assets and liabilities appraised.

It is worth noting that the identification and quantification of liabilities that were neither recorded nor disclosed by the companies’ managements were not within the scope of our work.

The methodology and scope adopted in this assessment is aimed at appraising the companies’ going concern values. Therefore, expenses incurred in asset realization or liability requirements, as well as related to the companies’ bankruptcy or liquidation processes, were not contemplated in the calculations.

PRINCIPLE STEPS OF THE APPRAISAL

•	Reading and analysis of the companies’ balance sheets.

•	Analysis of asset and liability accounts recorded on the companies’ balance sheets, to identify accounts subject to adjustments, as well as calculations of their probable market values.

•	Adjustment of the companies’ fixed assets in accordance with their respective market values on the basis of equity appraisals performed by Apsis.

•	Adjustment of relevant intangible operating assets in accordance with their respective market values, on the basis of premises and appraisal criteria developed by Apsis.

•	Application of the equity method of accounting to the net equity at market value of subsidiary and affiliated companies for the purpose of calculating the value of investments.

•	Calculation of the market value of the companies’ net equity.

5. GENERAL APPRAISAL CRITERIA

This report was prepared for the purpose of complying with current legislation in connection with the Corporate Restructuring, as described in the Executive Summary of this report.

EVENTS AND ADJUSTMENTS CONTEMPLATED IN THE APPRAISAL

The financial statements considered as the basis for this report were prepared by the companies, having already fully complied with Act No. 11. 638/07. The table below shows the general criteria defined for the appraisal of each account and/or group of accounts of the companies involved in the operation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
General	Accounts whose value is less than R$500,000 reais were not analyzed; the book value was kept, with the exception of those that were consolidated in a specific group.	Market value identical to book value.

Available Funds

Represented by:

•      Cash and Banks

•      Cash Equivalents - Short-term investments, with original maturity being ninety days or less and immediately convertible into cash;

•      Financial Investments - Exclusive investment funds and private securities.

Cash equivalents and investments held by the Company and its subsidiaries are classified as held for trading and are measured at their respective fair values.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Accounts Receivable from Clients

Substantially represented by:

•      Services for billing

•      Billed services

•      Sales of Goods

•      Provision for doubtful accounts constituted on the basis of individual analyses and on the analyses of groups of assets of similar risk, for which criteria for establishing the provision contemplates the ascertainment of percentiles of losses occurring in each maturity range of accounts receivable and, on the grounds of such loss percentiles, future losses are estimated over the current balance of accounts receivable.

Market value identical to book value.

Inventories	Substantially represented by cell phones and accessories for resale, net of provision for losses or for adjustments to the forecast in which they should be realized.	Market value identical to book value.

Derivatives (Assets and Liabilities)	Represented by: • “Swap cross currency” contracts US$/R$:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•      Active Position - US$ + 5,86%

•      Liability Position - 100% CDI

•      “Swap cross currency” contracts Iene/R$:

•      Active Position - Iene + Iene Libor 6M + 1,25%

•      Liability Position - 85% a 90% CDI

•      “Swap cross currency” contracts Iene/US$:

•      Active Position - Iene Libor 6m + 1,25%

•      Liability Position - US Libor 6m + 3,59%

Hedging operations contracted with financial institutions to minimize the risks of loans and financing contracted in foreign currency, without leverage, because of the possibility of fluctuations in exchange rates that may increase the balance of them. Portion of foreign currency debt in foreign currency 90.4% is covered by this mode of operation and financial investments in foreign currency.

The positive or negative effects in hedging transactions are measured at fair value using available information and appropriate valuation methodologies for each situation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Deferred and Recoverable Taxes

Represented by:

•      Deferred Income Tax and Social Contribution - Calculated over temporary differences, tax losses and the negative base of social contribution, and accounted for to the extent of the existence of future taxable profit at sufficient level for the total or partial use of deferred taxes.

•      Tax Credits - Composed of:

•        ICMS (Provisional Value Added Tax)

•        IRPJ/CS (Legal Entity Income Tax/Social Contribution)

•        PIS & COFINS (Social Participation Program and Contribution to Social Security Financing)

•        Others

The ICMS recoverable originates, for the most part, from credits constituted on the acquisition of fixed assets - Complementary Law No. 102/00.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Judicial Deposits

Represented by the balance of judicial deposits related to contingencies, which the balances are updated monetarily. The deposits are in connection with the following contingencies:

•      Labor

•      Tax

•      Civil

Market value identical to book value.

Assets Related to Pension Funds	Represented by: • Contribution of the sponsor without right of redemption by the participants who left the Plan. • Part of the Plan’s surplus, attributed to the sponsor.	Market value identical to book value.

Available Financial Assets for Sale

Represented by the participation of 7.2% of TMAR in Portugal Telecom’s capital resulting from the acquisition of stake by subscribing for the purchase and sale of shares to term.

The investment was recorded under this heading, as required by the CPC 38.

Market value identical to book value.

Others	Substantially represented by:	• Prepaid Expenses - The balance of

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
• Prepaid Expenses • Advances to Suppliers • Receivables • Advances to Employees • Fiscal Benefits • Other Assets

the following prepaid expenses were cancelled:

•      Publicity and Advertisement

•      Sponsor

•      Financial charges

•      FOL

•      Directories

•      FISTEL

•      Others

•      Other Assets: Maintained the book value taking in to consideration that this asset was measured at its fair value.

Participation in Subsidiary Companies	Appraised through the Equity Method of Accounting.	Balances were adjusted by the results of market value adjustments reflected in the net equities of the subsidiaries appraised.

Other Investments	Represented by other investments whose balances are stated net of provision for loss when applicable.	Market value identical to book value.

Automatic Commutation Equipment, Means of Data Communication and	Assets of utmost importance for the business. Appraised at market prices on the basis of their replacement cost through	Market value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Transmission, Termination and Infrastructure	the use of project parameters. Methodology and respective calculations can be found in detail in Attachment 2.

Land and Buildings	Appraised at market prices, with specific appraisal reports for applicable properties. A table comprising the summary of values per property can be found in Attachment 3.	Market value.

Work in Progress	Assets whose book value is close to their market value, due to their being recent acquisitions.	Market value identical to book value.

Goodwill Surplus Value	Goodwill determined in subsidiaries not valued.	Market value identical to book value.

Intangible	Represented by: • Goodwill in subsidiaries not valued • Data Processing System • Formation of Intangibles • Others • Patents and Brands • Regulatory Licenses	For purposes of compliance with article 264 of the Lei das S / A, the analyst chose the values of historical cost as the best reference, in order to remove the influence of the projections of future scenarios present in the traditional methodologies of valuation at market prices of this group of assets.

Loans, Financing, Debentures, Derivative Financial Instruments and	Represented by: • Financial Institutions:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Intercompany Loans	• Local Currency • Foreign Currency • Financial and Derivative Instruments • Public Debentures

Suppliers	Substantially represented by: • Network Infrastructure Material • Transfers • Commissions on sales • Diverse Suppliers The payments end in the short-term for all obligations.	Market value identical to book value.

Taxes, Fees and Contributions

Represented by:

•      ICMS (1) (Provisional Value Added Tax)

•      PIS and COFINS (Social Participation Program and Contribution)

•      IRPJ (Legal Entity Income Tax) payable

•      Social Contribution payable

•      Others

Maintained the book value, because it did not show signs of relevant market adjustments, except for the IR / CS, for which the balance was adjusted for the effects of income tax and social contribution levied on adjustments to the market subject to such taxation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Staff, Social Charges and Benefits	Substantially represented by: • Social Charges and Benefits • Share Option Plan • Others	Market value identical to book value.

Authorization for Exploration of Services	Substantially represented by payable values to ANATEL for grants of radiofrequency and authorization of services from SMP and concession of STFC, obtained through auctions.	Market value identical to book value.

Dividends, On Shareholders Equity Interest and Share of Net Income	Represented by dividends and interest on shareholders’ equity net of withholding Income tax when applicable, payable to controlling and non-controlling shareholders.	Market value identical to book value.

Refinancing Tax Program	• Referred to the values of the installments (REFIS 4)	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Provision for Contingencies

Represented by the balance of provisions for Labor, Tax and Civil contingencies whose risks are classified as PROBABLE, net of judicial deposits and made on the grounds of legal requirements or caution.

In the appraisal of the company and its subsidiaries, contingencies classified pursuant to their chances of being incurred at a POSSIBLE or REMOTE risk level, are not provisioned, albeit, in some cases, similar matters may be framed in different risk-level classifications, a fact which has been justified by the peculiar factual and procedural status of each process. However, in some situations, judicial deposits are made on the grounds of legal requirements or caution.

Market value identical to book value.

Provision for Pension Funds and Other Benefits

Substantially represented by the company’s and its subsidiaries’ sponsoring of complementary social security benefit plans, relative to retirement benefits for assisted employees and participants.

For defined benefit plans, the Company and its subsidiaries have the immediate recognition of actuarial gains and losses, being made the full liabilities for plans showing deficits.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Other Accounts Payable	Substantially represented by : • Tax Credit Acquisition Obligations • Self-financing Resources • Other accounts payable	Market value identical to book value.

Net Equity	• Adjustments at Market Value- Resulting from the appraisal of Assets, Rights and Obligations, appraised at market value, net of tax effects.	Adjusted by the premium paid for the valued assets net of taxes.

6. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT

This report uses the assets approach for the appraisal of the Net Equity at market price of BRT. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 5.

RELEVANT ASSETS

As part of the Corporate Restructuring, TMAR will become a wholly-owned subsidiary of BRT immediately after the merger of COARI into BRT, and before the merger of TNL into BRT, as shown in the chart below:

Therefore, to arrive at the value of the Consolidated Net Equity at market prices of BRT, it was necessary to appraise BRT’s relevant operating assets as they would exist following the merger of COARI into BRT.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of BRT’s assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized on the following table:

FIXED TELEPHONY’S FIXED ASSETS - REGION I

FIXED ASSETS
Automatic switching equipment	1,511,906,627.38
Transmission equipments	4,464,811,214.12
Work in progress	1,512,792,427.58
Infrastructure	4,483,295,564.03
Buildings	973,880,035.98
Other assets	347,771,009.25

TOTAL	13,294,456,878.34

FIXED TELEPHONY’S FIXED ASSETS - REGION II

FIXED ASSETS
Automatic switching equipment	705,666,601.08
Transmission equipments	3,787,824,100.80
Work in progress	398,512,264.36
Infrastructure	2,622,685,901.28
Buildings	924,269,552.40
Other assets	286,792,110.19

TOTAL	8,725,750,530.11

MOBILE’S FIXED ASSETS - REGION I and III

FIXED ASSETS
Automatic switching equipment	1,007,002,880.05
Transmission equipments	2,911,725,900.48
Work in progress	464,795,248.99
Infrastructure	1,044,996,518.31
Buildings	136,214,216.09
Other assets	271,628,254.91

TOTAL	5,836,363,018.82

MOBILE’S FIXED ASSETS - REGION II

FIXED ASSETS
Automatic switching equipment	259,300,159.23
Transmission equipments	1,028,946,323.56
Work in progress	150,088,047.46
Infrastructure	140,755,529.12
Buildings	425,402,887.50
Other assets	124,030,264.31

TOTAL	2,128,523,211.19

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of BRT, we used the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF BRT

The table below shows the value of the Net Equity at Market Price of BRT as of the base date, with respective adjustments made in the main accounts, considering the subsequent events this report:

BRASIL TELECOM S.A. (BRT)	FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS (THOUSANDS REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	20,127,453	-1,501,984	18,625,469	-627,662	17,997,807
LONG TERM ASSETS	17,099,149	0	17,099,149	0	17,099,149
INVESTMENTS	57,377	0	57,377	0	57,377
- Other Investments	57,377	0	57,377	0	57,377
FIXED ASSETS	19,740,948	0	19,740,948	11,033,315	30,774,263
INTANGIBLE ASSETS	3,467,445	0	3,467,445	0	3,467,445

TOTAL ASSETS	60,492,372	-1,501,984	58,990,388	10,405,653	69,396,041

CURRENT LIABILITIES	14,685,222	-1,501,984	13,183,238	0	13,183,238
NON-CURRENT LIABILITIES	30,150,559	0	30,150,559	3,537,922	33,688,481
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	37,486	0	37,486	16,443	53,929
EQUITY	15,619,105	0	15,619,105	6,851,288	22,470,393

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	60,492,372	-1,501,984	58,990,388	10,405,653	69,396,041

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

VALUE OF BRT SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

1,921,928,525 shares		VALUE PER SHARE
Book equity value *	R$	8.126788
Adjustment per share	R$	3.564798
Equity value adjusted at market price (1)	R$	11.691586

(1)	Adjusted to reflect the exclusion of treasury stock

7. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF TNL

TNL, BRT’s parent company following the merger of COARI into BRT, performs simple holding company functions. It was adopted in this report the asset approach to value the net equity at market value of TNL. In this approach, we valued the relevant assets and liabilities to reflect their fair market value, according to the criteria detailed in Chapter 5.

RELEVANT ASSETS

The relevant assets of TNL are its investments in BRT, the relevant assets and respective adjustments of which were already shown in the previous chapter.

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of TNL, we adopted the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF TNL

The table below shows the value of the Net Equity at Market Price of TNL, as of the base date, with respective adjustments previously described:

TELE NORTE LESTE PARTICIPAÇÕES S.A.	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	548,642	0	548,642	0	548,642
LONG TERM ASSETS	435,171	0	435,171	-2,947	432,224
INVESTMENTS	18,332,655	-8,774,178	9,558,477	4,186,335	13,744,812
- Investments in subsidiaries:	18,325,023	-8,774,178	9,550,845	4,186,335	13,737,180
- Other Investments	7,632	0	7,632	0	7,632
FIXED ASSETS	8,021	0	8,021	0	8,021
INTANGIBLE ASSETS	1,073	0	1,073	0	1,073

TOTAL ASSETS	19,325,562	-8,774,178	10,551,384	4,183,388	14,734,772

CURRENT LIABILITIES	1,710,173	0	1,710,173	0	1,710,173
NON-CURRENT LIABILITIES	415,007	0	415,007	-1,002	414,005
EQUITY	17,200,382	-8,774,178	8,426,204	4,184,390	12,610,594

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	19,325,562	-8,774,178	10,551,384	4,183,388	14,734,772

(1)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less than the book value of its assets.

VALUE OF TNL SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

468,550,049 shares		VALUE PER SHARE
Book equity value *	R$	17.983572
Adjustment per share	R$	8.930509
Equity value adjusted at market price (1)	R$	26.914081

(1)	Adjusted to reflect the exclusion of treasury stock

8. CONCLUSION

In the light of the analyses made of the previously mentioned documents, and on the basis of studies conducted by APSIS, the experts concluded that the rate of exchange of TNL shares for BRT shares, appraised for the values of their Net Equity at Market Prices, appraised, in turn, through the assets approach, as of June 30, 2011, are:

2.302004 shares of BRT for 1 share of TNL

Having concluded Report RJ-0375/11-07, which consists of 33 (thirty three) pages typed on one side and 4 (four) attachments and reproduced in 3 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CREA/RJ 82.2.00620-1 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, August 12, 2011.

Diretor	Gerente de Projetos

9. ATTACHMENTS

1.	VALUATION CALCULATIONS

2.	MACHINERY AND EQUIPMENT VALUATION

3.	REAL ESTATE VALUATION

4.	APSIS GLOSSARY AND PROFILES

SÃO PAULO - SP Av. Angélica, nº 2.503, Conj. 42 Consolação, CEP: 01227-200 Tel.: + 55 11 3666.8448 Fax: + 55 11 3662-5722	RIO DE JANEIRO - RJ Rua da Assembleia, nº. 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

ATTACHMENT 1

TELE NORTE LESTE PARTICIPAÇÕES S.A.		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		548,642	0	548,642	0	548,642
Cash and Cash Equivalents		298,623	0	298,623	0	298,623
Financial Applications		111,448	0	111,448	0	111,448
Deferred Taxes and Taxes Recoverable		15,336	0	15,336	0	15,336
Other Assets		123,235	0	123,235	0	123,235

NON-CURRENT ASSETS		18,776,920	-8,774,178	10,002,742	4,183,388	14,186,130

LONG TERM ASSETS		435,171	0	435,171	-2,947	432,224

Deferred Taxes		267,719	0	267,719	0	267,719
Credits with Related Parties		120,644	0	120,644	0	120,644
Other Taxes		0	0	0	0	0
Related Assets to Pension Funds		0	0	0	0	0
Other Assets		46,808	0	46,808	-2,947	43,861

PERMANENT		18,341,749	-8,774,178	9,567,571	4,186,335	13,753,906

Investments		18,332,655	-8,774,178	9,558,477	4,186,335	13,744,812

- Investments in subsidiaries:		18,325,023	-8,774,178	9,550,845	4,186,335	13,737,180

- Brasil Telecom S.A.	61.10%	18,318,185	-8,774,178	9,544,007	4,186,335	13,730,342
- Other Subsidiaries not accounted for:		6,838	0	6,838	0	6,838

- Other Investments		7,632	0	7,632	0	7,632

Fixed Assets		8,021	0	8,021	0	8,021

- Work in Progress		0	0	0	0	0
- Automatic Switching Equipment		0	0	0	0	0
- Transmission and Other Equipment		0	0	0	0	0
- Infrastructure		125	0	125	0	125
- Buildings		6,986	0	6,986	0	6,986
- Other Assets		910	0	910	0	910

Intangible Assets		1,073	0	1,073	0	1,073

- Goodwill		0	0	0	0	0
- Data Processing System		888	0	888	0	888
- Brands and Patents		185	0	185	0	185
- Regulatory Licenses		0	0	0	0	0
- Intangible Assets in Formation		0	0	0	0	0
- Other Intangible Assets		0	0	0	0	0

TOTAL ASSETS		19,325,562	-8,774,178	10,551,384	4,183,388	14,734,772

TELE NORTE LESTE PARTICIPAÇÕES S.A.	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	1,710,173	0	1,710,173	0	1,710,173

Social and Worker Obligations	483	0	483	0	483
Suppliers	0	0	0	0	0
Fiscal Obligations	0	0	0	0	0
Loans and Financing	1,508,204	0	1,508,204	0	1,508,204
Dividends and Interest Payable on Capital	0	0	0	0	0
Financial Instruments and Derivatives	0	0	0	0	0
Other Taxes	0	0	0	0	0
Refinancing Fiscal Program	0	0	0	0	0
Permits and Leasing Payable	0	0	0	0	0
Other Obligations	201,486	0	201,486	0	201,486
Provisions	0	0	0	0	0

NON-CURRENT LIABILITIES	415,007	0	415,007	-1,002	414,005

LONG TERM LIABILITIES	415,007	0	415,007	-1,002	414,005

Loans and Financing	219,840	0	219,840	0	219,840
Related Party Liabilities	0	0	0	0	0
Financial Instruments and Derivatives	0	0	0	0	0
Permits and Leasing Payable	0	0	0	0	0
Refinancing Fiscal Program	0	0	0	0	0
Other Taxes	0	0	0	-1,002	-1,002
Other Obligations	194,422	0	194,422	0	194,422
Provisions	745	0	745	0	745

EQUITY	17,200,382	-8,774,178	8,426,204	4,184,390	12,610,594

Capital	7,254,682	0	7,254,682	0	7,254,682
Capital Reserves	1,319,113	0	1,319,113	0	1,319,113
Profit Reserves	6,457,431	0	6,457,431	0	6,457,431
Accumulated Profit or Loss	21,876	0	21,876	0	21,876
Equity Valuation Adjustments	2,147,280	-8,774,178	-6,626,898	0	-6,626,898
Market Adjustments	0	0	0	4,184,390	4,184,390

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	19,325,562	-8,774,178	10,551,384	4,183,388	14,734,772

(1)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil telecom in January 2009 for a purchase price which was less than the book value of its assets.

BRASIL TELECOM S.A. (BRT)		FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS (THOUSANDS REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		20,127,453	-1,501,984	18,625,469	-627,662	17,997,807

Cash and Cash Equivalents		7,564,352	-1,501,984	6,062,368	0	6,062,368
Financial Applications		1,466,630	0	1,466,630	0	1,466,630
Receivable Accounts		5,852,795	0	5,852,795	0	5,852,795
Inventories		159,402	0	159,402	0	159,402
Deferred Taxes and Taxes Recoverable		538,736	0	538,736	0	538,736
Financial Instruments and Derivatives		55,862	0	55,862	0	55,862
Judicial and Blocked Deposits		1,909,311	0	1,909,311	0	1,909,311
Other Taxes		1,370,293	0	1,370,293	0	1,370,293
Other Assets		1,210,072	0	1,210,072	-627,662	582,410

NON-CURRENT ASSETS		40,364,919	0	40,364,919	11,033,315	51,398,234

LONG TERM ASSETS		17,099,149	0	17,099,149	0	17,099,149

Financial Applications Measured at Fair Value		65,997	0	65,997	0	65,997
Deferred Taxes		7,961,412	0	7,961,412	0	7,961,412
Financial Instruments and Derivatives		29,251	0	29,251	0	29,251
Judicial and Blocked Deposits		7,114,057	0	7,114,057	0	7,114,057
Other Taxes		500,055	0	500,055	0	500,055
Related Assets to Pension Funds		98,786	0	98,786	0	98,786
Financial Assets Available for Sale		1,024,649	0	1,024,649	0	1,024,649
Other Assets		304,942	0	304,942	0	304,942

PERMANENT		23,265,770	0	23,265,770	11,033,315	34,299,085

Investments		57,377	0	57,377	0	57,377

- Investments in subsidiaries:		0	0	0	0	0

-	0.0000%	0	0	0		0

- Other Investments		57,377	0	57,377	0	57,377

Fixed Assets		19,740,948	0	19,740,948	11,033,315	30,774,263

- Work in Progress		2,731,511	0	2,731,511	0	2,731,511
- Automatic Switching Equipment		1,813,677	0	1,813,677	1,570,468	3,384,145
- Transmission and Other Equipment		7,997,980	0	7,997,980	3,814,099	11,812,079
- Infrastructure		5,144,873	0	5,144,873	3,212,046	8,356,919
- Buildings		1,290,437	0	1,290,437	2,093,187	3,383,624
- Other Assets		762,470	0	762,470	343,514	1,105,984

Intangible Assets		3,467,445	0	3,467,445	0	3,467,445

- Goodwill		154,395	0	154,395	0	154,395
- Data Processing System		1,004,770	0	1,004,770	0	1,004,770
- Brands and Patents		1,070	0	1,070	0	1,070
- Regulatory Licenses		2,129,260	0	2,129,260	0	2,129,260
- Intangible Assets in Formation		146,705	0	146,705	0	146,705
- Other Intangible Assets		31,245	0	31,245	0	31,245

TOTAL ASSETS		60,492,372	-1,501,984	58,990,388	10,405,653	69,396,041

BRASIL TELECOM S.A. (BRT)	FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS (THOUSANDS REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	14,685,222	-1,501,984	13,183,238	0	13,183,238

Social and Worker Obligations	349,207	0	349,207	0	349,207
Suppliers	3,610,645	0	3,610,645	0	3,610,645
Fiscal Obligations	338,594	0	338,594	0	338,594
Loans and Financing	2,889,108	0	2,889,108	0	2,889,108
Dividends and Interest Payable on Capital	162,303	0	162,303	0	162,303
Financial Instruments and Derivatives	736,707	0	736,707	0	736,707
Other Taxes	1,809,638	0	1,809,638	0	1,809,638
Refinancing Fiscal Program	84,431	0	84,431	0	84,431
Permits and Leasing Payable	389,879	0	389,879	0	389,879
Other Obligations	2,520,444	-1,501,984	1,018,460	0	1,018,460
Provisions	1,794,266	0	1,794,266	0	1,794,266

NON-CURRENT LIABILITIES	30,150,559	0	30,150,559	3,537,922	33,688,481

LONG TERM LIABILITIES	30,150,559	0	30,150,559	3,537,922	33,688,481

Loans and Financing	19,445,062	0	19,445,062	0	19,445,062
Financial Instruments and Derivatives	385,764	0	385,764	0	385,764
Permits and Leasing Payable	1,376,437	0	1,376,437	0	1,376,437
Refinancing Fiscal Program	979,196	0	979,196	0	979,196
Other Taxes	1,554,518	0	1,554,518	3,537,922	5,092,440
Other Obligations	664,456	0	664,456	0	664,456
Provisions	5,745,126	0	5,745,126	0	5,745,126

PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	37,486	0	37,486	16,443	53,929

EQUITY	15,619,105	0	15,619,105	6,851,288	22,470,393

Capital	7,934,271	0	7,934,271	0	7,934,271
Capital Reserves	5,332,256	0	5,332,256	0	5,332,256
Profit Reserves	1,885,511	0	1,885,511	0	1,885,511
Accumulated Profit or Loss	467,067	0	467,067	0	467,067
Equity Valuation Adjustments	0	0	0	0	0
Market Adjustments	0	0	0	6,851,288	6,851,288

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	60,492,372	-1,501,984	58,990,388	10,405,653	69,396,041

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

ATTACHMENT 2

MACHINERY AND EQUIPMENT VALUATION

The technical procedures used in this Report are in accordance with the criteria set forth by Appraisal Standards NBR 14653-1:2001 and NBR 14653-2:2004 of ABNT – Brazilian Association of Technical Standards, and appraisal calculations for assessing values were devised on the basis of the direct market data comparative method and the replacement cost method.

Based on prior experiences, APSIS developed a method for assessing values based on comparative elements drawn out of appraised operational systems.

Below find the references used towards the performance of our work and the criteria used for the main items of the appraisal:

REFERENCES

a)	Equity Control of fixed assets, supplied by BrT to all the group’s companies;

b)	Quotations for the relevant equipment in each functional class;

c)	Analysis of BrT’s new operational projects for the purpose of harmonizing concepts and premises (APSIS Engineering and BrT Engineering);

d)	Data supplied by managers of several central offices during technical visitations, and;

e)	Appraisal of specific features of each facility.

METHODOLOGY

For the assessment of machinery and equipment, we used as supporting documentation, the appraisal report performed by APSIS in September 2009 (date of value), where at the time held the market assessment and determining the useful life of the entire database of assets companies valued according to the character of relevance. The final values found in September 2009 have been depreciated to the date of June 30, 2011, and market adjustments were calculated from this results.

The method used consists of achieving the value of new, equal or similar machines and/or equipment through market research done with manufacturers, suppliers and/or representatives, in addition to, as the case may be, assembly, installation and transportation expenses.

We adopted a simplified model by virtue of the size of the data base analyzed (1,938 thousand items), which consisted in grouping assets per operating functional unit.

After connecting all items to functional units, we adopted the following appraisal criteria/premises:

For all equipment deemed obsolete, with no market value, MODERN EQUIVALENT value will be contemplated.

The functional classes devised by APSIS defined technology used per demand, and not per manufacturer or model, seeing that, with regards to the market, technology is within the reach of all, and values are similar among manufacturers.

The relevant equipment was selected per functional class to be quoted with manufacturers, or the equivalent, comprised in the very data bank supplied, with purchase date being 2008.

A correction factor was used for each functional class per sampling, with reference to the relevant equipment quoted being used and adopting the premise that the value of all equipment belonging to the same functional class is affected in the same manner.

The economic useful life of fixed assets installed on the plant was defined as per field visitations and data collected from the manufacturers themselves. We contemplated the following factors for assessing economic useful life: the need of replacement due to technological advances per demand, competition, market trends and the very useful life of the equipment.

Therefore, we arrived at the following probable estimates, per engineering group:

- Commutation => 10 years - Transmission => 10 years - Infrastructure => 20 years, with towers being = 25 years - Access Network => 10 years - Termination => 10 years

Some non-relevant functional classes were identified and therefore associated to other classes alike, namely:

CRITERIA FOR REPLACEMENT VALUE ASSESSMENT– NON-RELEVANT CLASSES

CLASSES	CLASS AVERAGE

CAB, C-B, C-O	C-CG, C-M, C-P

CEL-, CEL-A	CEL-B

D-DEL, D-E	D-DO

SAT-A, SAT-E	D-DO, D-DEL, D-MO, D-MUL, D-RO

E-B, E-T	E-A, E-G, E-R

F-I, S-A	C-G, C-M, C-P, T-A, T-ANA, T-DEL, T-DO

T-E, T-O	T-A, T-ANA, T-DEL, T-DO

TE-CP, TE-O, TE-VC, TE-WLL, TE-DA, TE-DEL	TE-AS, TE-TP

The current value of each equipment was achieved by contemplating replacement value depreciation on the basis of new economic useful life from the date of purchase.

With regards to installations, the same were assessed as an integrating part of their respective equipment.

ATTACHMENT 3

REAL ESTATE VALUATION

The technical procedures used in the report prepared by APSIS are in accordance with the criteria set forth by Appraisal Standards NBR 14653-1:2001 and NBR 14653-2:2004 of ABNT - Brazilian Association of Technical Standards, and appraisal calculations to assess market values were prepared on the basis of the evolutive method (direct market data comparative method for land, and cost quantification method for buildings and improvements) and on the basis of the direct market data comparative method.

Furthermore, the reports comply with the specifications and criteria set forth by Appraisal Standards NBR 14653-1:2001, NBR 14653-2:2004 and NBR 14653-5:2004 of ABNT - Brazilian Association of Technical Standards and with the specifications and criteria set forth by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to requirements imposed by different bodies, such as: the Ministry of Treasury, Central Bank, Bank of Brazil, CVM (Brazilian equivalent of the Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR/99 (Income Tax Regulation/99), etc. The postulates comprised in the Professional Codes of Ethics set forth by CONFEA - Federal Council of Engineering, Architecture and Agronomy and by the Institute of Legal Engineering have also been complied with.

1. METHODOLOGY FOR REAL ESTATE APPRAISAL

The methodology used in the reports is described as follows.

1.1 ASSESSMENT OF THE REAL ESTATE’S VALUE - EVOLUTIVE METHOD

This method defines the total value of the real estate on the basis of a combination between the direct comparative method for assessing the value of land and the cost of reproduction method for assessing the value of improvements.

DIRECT COMPARATIVE METHOD (Handling by Factors) - LAND

DEFINITION

This method defines land value by comparing market data from similar land. Firstly, market research is carried out aiming at producing a representative sampling of market data on land with features, inasmuch as possible, similar to that under appraisal through the use of all available data. This stage, which involves research structures and strategies, starts with the profiling and outlining of the market under analysis upon the assistance of existing theories and concepts or hypotheses originated from experiences acquired by the appraiser on value formation. Within research structure, variables are chosen which, in principle, are relevant for explaining value formation, and presumed relations between them and dependent variables have been established. Researched items are then submitted to technical unification through the assistance of approved empirical weighting factors, which aim at weighting the features and qualities of the data researched.

IDENTIFICATION OF THE SAMPLE’S VARIABLES

Dependent variables

In order to correctly specify dependent variables, market investigation in connection to their behavior and to ways in which prices are expressed (for instance, total or unit price, reference currency, payment forms) is required, as well as observation of measurement unit unification.

Independent variables

Independent variables refer to physical features (for instance, area, façade), location features (such as district, street, avenue, distance to pole of influence, among others), and economic features (such as bid or transaction, business period and condition - in cash or in installments). They must be chosen on the basis of existing theories, knowledge acquired, common sense and other features which have revealed themselves important during performance of our work, as some variables contemplated during research planning may have revealed themselves to be of little relevance or vice-versa. Whenever possible, adoption of quantitative variables is recommended.

UNIFICATION FACTORS NORMALLY USED IN THE REPORTS

According to Appraisal Standard NBR 14653-2:2004 of ABNT, for foundation level I to be attained, the adjustment interval acceptable for each factor or set of factors is 0,50 to 1,50. The following factors were used in this appraisal:

F1 - Bid Factor

This factor has been adopted for items under bid, bearing in mind that it normally suffers a value reduction for the purpose of closing the deal. It varies from 0,8 to 1,0.

F2 - Transposition Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative location thereof.

F3 - Area Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative area thereof.

✓ F3 = (s/S)1/4

Where: s = area of researched item

S= area of real estate under appraisal

When variation between two areas is less than 30%; or

✓ F3 = (s/S)1/8

When variation between two areas is over 30%.

F4 - Topography Factor

It has been adopted to unify researched items with the real estate under appraisal in function of the relative topography thereof.

F5 - Frontage Factor

It has been adopted to unify researched items with the real estate under appraisal, in function of the relative frontage thereof.

✓ F5 = (TA/Ta)1/4

Where: TA = frontage of the real estate under appraisal

Ta = frontage of the researched item

With expression being limited to the interval of 0,5 <= TA/Ta >= 2,0

After unification, these values are subject to a statistical treatment for assessment of the unit value to be adopted for the real estate under appraisal.

After researched items have been duly unified, Student’s Percentile-T Method is adopted for assessing the arbitration field with 80% confidence. Within this interval, the appraiser, at his discretion, adopts the unit value deemed appropriate. This value is multiplied by the constructed area of the real estate under appraisal, with the value thereof thus being arrived at.

COST QUANTIFICATION METHOD - BUILDINGS AND IMPROVEMENTS

The cost quantification method determines value on the basis of the cost of reproduction minus depreciation of buildings and improvements, with all original features or re-allocation thereof being observed, and depreciation due to physical deterioration, functionality and economic/external obsolescence being contemplated.

The unit value (new value) for buildings and construction is defined through the adoption of the basic unit cost of construction, which is determined by inquiries made to specialized magazines on civil construction indexes and costs (PINI EDITORS). This value is multiplied by the equivalent construction area thereof.

A percentage relative to factors not included in the cost of construction, such as: BDI (Indirect Costs and Profits) rate, project cost, fees, etc., is added to this sum, with the building’s cost of production minus depreciation being thus established.

Depreciation results from the items’ wear and tear. Functional obsolescence occurs in function of a decrease in value based on the internal condition of the real estate, produced by inadequate design, materials, or processes, which give rise to inadequacies, capability, cancellation or exceeding operational costs.

Economic/external obsolescence is an irreparable injury to the value of buildings and improvements, caused by unfavorable conditions of the local economy and industrial sector, such as: unavailability of funding, loss of sources of raw material and manpower, lack of efficient transportation, change of trade center, change in legislation and change in customs.

A depreciation factor set forth by the Ross-Heidecke Method (in function of the state of conservation and apparent age of the building) is applied to the prior achieved cost of reproduction of the building, with the building’s cost of reproduction minus depreciation being thus arrived at.

CALCULATION OF THE REAL ESTATE’S FINAL VALUE

The market value for the purchase and sale of the real estate will be achieved through the sum of land, construction and improvement quotas. If the resulting value is not appropriate to the status of the real estate market of the region within the segment under analysis, a trade factor has been adopted.

1.2 DIRECT COMPARATIVE METHOD (Handling by Factors)

DEFINITION

This method defines land value by comparing market data from similar land. Firstly, market research is carried out aiming at producing a representative sampling of market data on real estate with features, inasmuch as possible, similar to that under appraisal through the use of all available evidence. This stage, which involves research structures and strategies, starts with the profiling and outlining of the market under analysis upon the assistance of existing theories and concepts or hypotheses originated from experiences acquired by the appraiser on value formation. Within research structure, variables are chosen which, in principle, are relevant for explaining value formation, and presumed relations between them and dependent variables have been established. Researched items are then submitted to technical unification through the assistance of approved empirical weighting factors, which aim at weighting the features and qualities of the data researched.

IDENTIFICATION OF THE SAMPLE’S VARIABLES

Dependent variables

In order to correctly specify dependent variables, market investigation in connection to their behavior and to ways in which prices are expressed (for instance, total or unit price, reference currency, payment forms) is required, as well as observation of measurement unit unification.

Independent variables

Independent variables refer to physical features (for instance, area, façade), location features (such as district, street, avenue, distance to pole of influence, among others), and economic features (such as bid or transaction, business period and condition - in cash or in installments). They must be chosen on the basis of existing theories, knowledge acquired, common sense and other features which have revealed themselves important during performance of our work, as some variables contemplated during research planning may have revealed themselves to be of little relevance or vice-versa. Whenever possible, adoption of quantitative variables is recommended.

UNIFICATION FACTORS NORMALLY USED IN THE REPORTS

According to Appraisal Standard NBR 14653-2:2004 of ABNT, for foundation level I to be attained, the adjustment interval acceptable for each factor or set of factors is 0,50 to 1,50. The following factors were used in this appraisal:

F1 - Bid Factor

This factor has been adopted for items under bid, bearing in mind that it normally suffers a value reduction for the purpose of closing the deal. It varies from 0,8 to 1,0.

F2 - Transposition Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative location thereof.

F3 - Area Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative area thereof.

F3 = (s/S)1/4 when variation between two areas is less than 30%; or

F3 = (s/S)1/8 when variation between two areas is over 30%; Where:

s = area of researched item

S = area of real estate under appraisal

F4 - Age Factor

It has been adopted to unify researched items with the real estate under appraisal, in function of the relative age thereof.

F5 - Construction Pattern Factor

It has been adopted to unify researched items with the real estate under appraisal, in function of the construction pattern thereof.

After being unified, these values are subject to a statistical treatment for assessment of the unit value to be adopted for the real estate under appraisal.

After researched items have been duly unified, Student’s Percentile-T Method is adopted for assessing the arbitration field with 80% confidence. Within this interval, the appraiser, at his discretion, adopts the unit value deemed appropriate. This value is multiplied by the constructed area of the real estate under appraisal, with the value thereof thus being arrived at.

ATTACHMENT 4

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Annex III

Analysis of Equitable Treatment of the Corporate Reorganization